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                                                                    EXHIBIT 23.7

                  CONSENT OF MORGAN STANLEY & CO. INCORPORATED

The Board of Directors of Breakaway
Solutions, Inc.:

    We hereby consent to the inclusion in the consent solicitation statement/prospectus of Breakaway Solutions, Inc. forming part of this Registration Statement on Form S-4 of our opinion dated January 24, 2000 to the Board of Directors of Breakaway Solutions, Inc. attached as Annex C to the consent solicitation statement/prospectus.

/s/ Cole R. Bader
  Vice President
MORGAN STANLEY & CO. INCORPORATED

New York, New York
February 28, 2000